CONSULTING AGREEMENT
     This Consulting Agreement (the “Agreement”) is made and entered into this 5th day of April, 2006, by and between THOMAS HARDY (hereinafter referred to as “Hardy”) and GOLFSMITH INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as “Golfsmith”).
RECITALS
     WHEREAS, Golfsmith and Hardy desire to enter into this Consulting Agreement (the “Consulting Agreement”) whereby Hardy will provide services to Golfsmith as an independent contractor.
     NOW, THEREFORE, in consideration of the promises, covenants and conditions contained herein, the parties agree as follows:
     1. Confidential Information. The term “Confidential Information” shall mean Golfsmith products, processes and programs and any and all knowledge and information regarding Golfsmith products, processes and programs which Hardy acquires in any way while on Golfsmith’s premises, from Golfsmith or from any Golfsmith employee, agent or representative. Confidential information shall include, but shall not be limited to, all such information concerning the business or affairs of Golfsmith or its affiliates or clients, all client lists, financial information, business or trade secrets, discussion guides, techniques, reports, research, all written and oral communications regarding Golfsmith products, processes and programs and marketing, financial, and costing information related thereto, whether in the form of lists, memoranda, letters, transcripts, sound or video recordings, computer software, printed materials, or other information storage or recording media.
     2. Relationship. As used in this Agreement, the term Hardy means an independent contractor. The parties intend by this Agreement to effect a relationship of principal and independent contractor. The parties do not intend to create any other relationship between the parties hereto. Hardy is not an agent or partner of Golfsmith, nor is the relationship between Golfsmith and Hardy to be considered a joint venture or any other legal relationship than that specified above.
     3. Consultation Services. Golfsmith hereby employs Hardy to perform the following services in accordance with the terms and conditions set forth in this Agreement. Hardy will provide general consulting services to management at such times and places as Golfsmith may reasonably request.
          Hardy agrees to perform all services, hereunder, using reasonable skill and judgment in accordance with sound business and professional standards. Hardy agrees to keep Golfsmith and Golfsmith thoroughly informed of his progress through periodic reports, and to maintain accurate records relating to his services in connection with this project.

     4. Additional or Special Services. Additional or special services, which are outside the scope of basic services as above described, as jointly agreed between Golfsmith and Hardy in writing, shall be performed by Hardy upon authorization from Golfsmith and paid for as hereinafter provided.
     5. Responsibilities of Golfsmith. Golfsmith shall provide and make available to Hardy, for his use, all information within its knowledge and possession relative to the services to be furnished hereunder. Data so furnished to Hardy shall be confidential information under this Agreement, and remain the property of Golfsmith. Hardy will be return such information upon completion of his services.
     6. Payment to Hardy. Golfsmith agrees to compensate Hardy in accordance with the following schedule, and the Terms and Conditions of this Agreement:
          Golfsmith shall pay Hardy the sum of TWENTY FIVE THOUSAND DOLLARS ($25,000.00), within thirty (30) days of completion of consultation services described in paragraph 3 above.
     7. Waiver, Release and Indemnification. Hardy further agrees to forever waive and claims and release Golfsmith from any liability for services provided by Hardy to Golfsmith.
     8. Obligation of Confidence. The parties hereto acknowledge that in furtherance of the purposes of this Agreement, Hardy may have access to certain knowledge and information which is used and/or developed by Golfsmith in connection with its business, which is considered by Golfsmith to be proprietary, and which has been developed and/or acquired by Golfsmith through considerable investment of time, money and/or effort.
     a. Hardy acknowledges that the Confidential Information made available to Hardy under this Agreement is owned and shall continue to be owned solely by Golfsmith. Hardy agrees not to divulge any such Confidential Information to any individual or entity without Golfsmith’s express written consent.
     b. Under no circumstances shall Hardy remove from Golfsmith’s place of business any of Golfsmith’s books, records, documents, audio/visual cassettes, or any copies of such documents, without the express written permission of Golfsmith; nor shall Hardy make any copies of such books, records, audio/visual cassettes, or documents for use outside of Golfsmith’s place of business except as specifically authorized in writing by Golfsmith.
     c. Hardy will use the confidential information supplied hereunder only for the purposes set forth in this Agreement and shall make no other use of such confidential information without the prior written consent of Golfsmith.
     d. Prior to disclosing any confidential information received hereunder to its employees, representatives or agents, Hardy will commit to secrecy any such persons to whom the information is disclosed.

     e. Hardy shall have no obligation of confidence with respect to information which becomes public knowledge through no fault of Hardy, or information which, at the time of its disclosure to Hardy hereunder, was then known to, or in the possession of Hardy, as evidenced by written documents which existed before Hardy acquired such information hereunder, or information which, after its disclosure hereunder, is disclosed to Hardy by a third party who obtained such information without any obligation of confidence.
     9. Term and Termination. This Agreement shall commence on the date of this Agreement and shall terminate on December 31, 2006, unless terminated at an earlier date as herein provided.
     a. Within two (2) weeks following termination of this Agreement for any reason, Hardy shall furnish Golfsmith with written notice specifying that through reasonable care and to the best of Hardy’s knowledge, all Confidential Information has been returned to Golfsmith, including all originals and all copies of any documentation containing any portion of Golfsmith’s Confidential Information.
     b. The termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination of this Agreement, or which may arise by any event causing the termination.
     10. Indemnification. Hardy agrees to indemnify and hold Golfsmith harmless from all claims, suits, actions, costs, counsel fees, expenses, damages, judgments or decrees by reason of any negligence or misrepresentation on the part of Hardy or any employee or agent of Hardy.
     11. Miscellaneous Provisions. Hardy represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney; that he has availed himself of that right to the extent he desires to do so, if at all; that he has carefully read and fully understands all of the provisions of this Agreement; and that he is entering into this Agreement voluntarily.
     Hardy represents and agrees that in executing this Agreement he does not rely and has not relied upon any representation or statement, oral, or written, not set forth herein made by Golfsmith or any of Golfsmith’s agents or representatives, with regard to the subject matter, basis or effect of this Agreement or otherwise.
     The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.
     This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas and that jurisdiction and venue is proper in the Austin, Texas.
     All covenants and agreements contained herein shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the non-assigning party.

     No modification, amendment or waiver of this Agreement shall be effective unless approved in writing by both parties hereto.
     In the event of any action at law or equity between the parties hereto arising out of this Agreement, the unsuccessful party covenants and agrees to pay to the successful party all costs and expenses thereof, including reasonable attorney’s fees and court costs (and regardless of whether suit is commenced).
     This Agreement constitutes the entire agreement between the parties hereto, and fully supersede any and all prior agreements or understandings, oral or written, between the parties hereto pertaining to the subject matter hereof.
     EXECUTED and made effective the date above written.

Golfsmith International, Inc.

/s/ Noel Wilens

Noel Wilens

/s/ Thomas Hardy

Thomas Hardy

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